(10) Material Contracts

         (i)  Lease between the Company and Techdyne, Inc. dated August
              29, 2000.

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                                  LEASE

     This Lease Agreement made and entered into this 29TH day of August, 2000, effective as of September 1, 2000, between MEDICORE, INC., a Florida corporation with offices at 2337 West 76th Street, Hialeah, Florida 33016, hereinafter called "Lessor," and TECHDYNE, INC., a Florida corporation with offices at 2230 West 77th Street, Hialeah, Florida 33016, hereinafter called "Lessee."

     1. Leased Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the following properties situated and being in the City of Hialeah, County of Dade, State of Florida: (a) described as that approximately 16,000 square feet comprising all of the space in the building located at 2230 West 77th Street, Hialeah, Florida 33016 used for offices and manufacturing; and (b) described as that approximately 12,000 square feet comprising all of the space in the building located at 2200 West 77thStreet, Hialeah, Florida 33016 used for a warehouse. The two properties described in (a) and (b) are hereinafter collectively referred to as "Leased Premises."

     2. Term. The term of this lease shall be for ten (10) years, commencing September 1, 2000 and ending August 31, 2010 ("Lease Term").

     3.  Rent.

         3.1 The Lessee shall pay to the Lessor as base rent for the Leased Premises during the term of this Lease, without notice, demand, counterclaim, setoff or abatement, the sum of One Hundred Fifty Thousand and 00/100 ($150,000.00) Dollars per annum, or Twelve Thousand Five Hundred and 00/100 ($12,500.00) Dollars per month, plus Florida sales tax, said rental to be paid in advance on the first day of each month during the Lease Term.

         3.2 Lessee further agrees to pay as additional rent all real estate taxes, assessments for local, district and special district improvements that may be assessed against or become a lien upon the Leased Premises or any part thereof by virtue of any present or future law or regulation of any govern-mental authority, all services and utility charges for water, gas, fuel, oil and electricity consumed on the Leased Premises, insurance premiums respecting the Leased Premises, maintenance, repair and replacement costs to the Leased Premises and all parking areas, security, the cost, including interest, amortized over its useful life, of any capital improvement made to the Leased Premises by Lessor after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Leased Premises at the time they were constructed, and the costs, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system relating to the Leased Premises. It is the intention of Lessor and Lessee that the rent herein specified shall be net, net to the Lessor in each year during the Lease Term; provided, however, that the Lessee shall be under no obligation to make any payments on any mortgage encumbering the Leased Premises, any franchises, inheritance or income taxes which are or may become payable by or which may be imposed against the Lessor, except to the extent Lessor and Lessee, based on their relationship, file consolidated returns, then Lessee shall be responsible for such income taxes attributable to it, or against any rents payable hereunder, or any gift, inheritance, transfer, estate or succession tax by reason of any present or future law which may be enacted during the Lease Term. Payment of the real estate taxes, as

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part of the additional rent under this Lease, shall be made within fifteen (15)
days after the receipt of the invoice for the same by Lessee.

         3.3 All payments to be made to the Lessor as set forth herein shall be made at the address of Lessor as set forth in Section 23 hereunder, or at such other place and to such other person as the Lessor may from time to time designate in writing.

         3.4 Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a late payment charge of ten (10%) percent of such past due amount shall become due and payable in addition to such amounts owed under this Lease. In addition, Lessor shall be entitled to charge thirty ($30.00) dollars for each check or payment which is not honored by Lessee's bank. Said charge to be in addition to any other amounts owed under this Lease.

         3.5 If an increase in any insurance premiums paid by Lessor for the Leased Premises is caused by Lessee's use of the Leased Premises in a manner other than as set forth in Section 4, or if Lessee vacates the Leased Premises and causes an increase in such premiums, the lessee shall pay as additional rent the amount of such increase to Lessor.

     4.  Use of Premises.

         4.1 The Leased Premises shall be used and occupied by the Lessee for the operation of a light manufacturing facility, offices and warehousing, or for any other lawful use, which as to the latter is subject to the consent of the Lessor. The Lessee hereby covenants and agrees to comply with all the rules and regulations of the Board of Fire Underwriters, Officers or Boards of the City, County or State having jurisdiction over the Leased Premises, and with all ordinances and regulations of governmental authorities wherein the Leased Premises are located, at Lessee's sole cost and expense. Lessee, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease. Lessee shall occupy the Leased Premises, conduct its business, and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable, and will not create a nuisance. Lessor shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the opinion of the Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Leased Premises.

     5. Hazardous Waste. The term "Hazardous Substances" as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Leased Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Lessee's business (the "Permitted Materials"), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Leased Premises will be used as a

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landfill or a dump; (iv) Lessee will not install any underground or above ground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought onto the Leased Premises, except for the Permitted Materials described below, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Lessor or Lessor's representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Lessor's sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as required by Lessor. Should Lessee fail to take such corrective action within 24 hours, Lessor shall have the right to perform such work, and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the term of the Lease, the Leased Premises is found to be so contaminated or subject to said conditions, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee's sole cost. Before taking any action to comply with hazardous material laws or to clean up hazardous materials contaminating the Leased Premises, Lessee shall submit to Lessor a plan of action, including any and all plans and documents required by any hazardous material law to be submitted to a governmental authority (collectively, a "plan of action"). Before Lessee begins the actions necessary to comply with hazardous material laws or to clean up contamination from hazardous materials, Lessor shall have (1) approved the nature, scope and timing of the plan of action, and (2) approved any and all covenants and agreements to effect the plan of action. Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Leased Premises by Lessee. The foregoing indemnification and the responsibilities of Lessee shall survive the termination or expiration of this Lease.

     6. Alterations. During the Lease Term, Lessee may, at its own expense, make such alterations, improvements, additions, and changes to the Leased Premises as it may deem necessary or expedient for its operations; provided Lessee first obtains the prior written consent of the Lessor, and provided further that Lessee, subject to Section 8 of this Lease, shall not tear down or materially demolish any of the improvements on the Leased Premises, or make any material change or alteration in such improvements which, when completed, would substantially diminish the value of the Leased Premises. Lessee shall not make any change in or alteration to the Leased Premises which would violate the terms of any policy or insurance in force with respect to the Leased Premises.

     7. Covenant Against Liens. It is expressly covenanted and agreed by and between the parties that nothing in this Lease shall authorize Lessee to do any act which shall in any way encumber the title of the Lessor in and to said Leased Premises, nor shall the interest or estate of the Lessor therein be in anyway subject to any claim by way of lien or encumbrance, whether claimed by operation of law or by virtue of any express or implied contract, by said Lessee. Lessee covenants and agrees to keep the Leased Premises free and clear of any and all claims for mechanics' and materialmen's liens and other liens caused to be imposed on the Leased Premises by acts of the Lessee, and to save and hold harmless the Lessor against losses or damages resulting from any and all such claims. Lessee shall have the right at all times, and at its own expense, to contest and defend on behalf of Lessor and Lessee any action invoking such claims or liens. In any event, if any such lien is attached to the Leased Premises then, in addition to any other right or remedy of the Lessor, Lessor may, but shall not be obligated to, obtain the release or otherwise discharge the same. Any amount paid by the Lessor for any of the aforesaid purposes shall be paid by Lessee to Lessor, or deemed as additional rent.

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     8.  Reversion of Improvements to Lessor.  During the Lease Term and upon the expiration thereof, improvements made upon the Leased Premises by Lessee shall be the property of Lessor, except any improvements constructed by Lessee that may be removed without any damage to the Leased Premises. Further, Lessee shall have the right and privilege of erecting, installing or placing equipment or other fixtures in the Leased Premises, and shall further have the right and privilege of removing all personal property, including but not limited to removable furniture, trade fixtures, machines and other equipment installed at the Leased Premises at the expiration or termination of the Lease.

     9.  Insurance.

         9.1 Lessee shall, at Lessee's cost and expense, for the mutual benefit of the Lessor and Lessee, carry comprehensive general liability insurance, including personal injury occurring upon, in or about the Leased Premises, including the conduct and operation of Lessee's business in the Leased Premises, such insurance to afford protection in the amount of Two Million ($2,000,000) Dollars combined single limit, said policy to name the Lessor as an additional insured, and shall provide for thirty (30) days notice to Lessor prior to any cancellation of such policies.

         9.2 Lessee shall, at its own cost and expense, keep the Leased Premises insured against loss or damage by fire or other casualty, including vandalism, malicious mischief, and sprinkler leakage, insured against under the usual extended coverage endorsement available in the State of Florida by insurance policies equal to at least the replacement cost of the Leased Premises; and, in addition to and not limited to the foregoing, carry such fire and other usual and available insurance and in such amounts up to the amount of any mortgage then existing on the Leased Premises as may from time to time be required by the holders of any mortgage or mortgages on the fee, or leasehold, including but not by way of limitation, extended coverage if required by such holders.

         9.3 All insurance carried by Lessee as required by this Section 9 shall be carried in favor of Lessor and Lessee, as their respective interests may appear, and shall, whenever appropriate, and if requested by Lessor, include the interest of the holders of any mortgages on the fee or leasehold. Such insurance shall be in such form and issued by such companies as shall be satisfactory to any institutional mortgagee of the Leased Premises.

         9.4 Lessee shall at all times during the Lease Term maintain a policy or policies of insurance issued by and binding upon some solvent insurance company, insuring the Leased Premises against all risk of direct physical loss in an amount equal to the full replacement cost of the building structure and its improvements as of the date of the loss; and Lessor shall not be obligated in any way or manner to insure any of the Leased Premises or any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the Leased Premises, any fixtures installed or paid for by Lessee upon or within the Leased Premises, or any improvements which Lessee may construct on the Leased Premises. Any such policies as provided for in Sections 9.2 and 9.3 are to name the Lessor as an additional insured, and shall provide for thirty (30) days notice to Lessor prior to any cancellation of such policies.

         9.5 Lessee shall procure policies for all insurance required by this
Section 9 for periods of not less than one year, and shall deliver to Lessor such policies with evidence of the payment of premiums thereon, and shall procure renewals thereof from time to time, at least ten days before the expiration thereof. If Lessee shall fail to pay the premiums or obtain insurance coverage or renewals for such policies as they come due, Lessor may pay such premiums or obtain such insurance coverages or renewals and charge the cost thereof to Lessee as additional rent, which shall be paid to Lessor on the next rent day. Lessee shall furnish to Lessor certificates evidencing such policies upon execution of this Lease.

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         9.6 Lessor is to be free from all liability and claim for damages by reason of any injury to any person or persons, including Lessee, or property of any kind whatsoever, and to whomsoever belonging, arising from injury wholly or in part by any act or omission of the Lessee, its employees, customers or invitees occurring on or about the Leased Premises during the Lease Term, or caused by improvements on the Leased Premises becoming out of repair, the failure or cessation of any service provided by the Lessor, or caused by leakage of gas, oil, water or steam, or by electricity emanating from the Leased Premises. Lessee covenants and agrees to defend, indemnify and save harmless Lessor from all such liability, loss, costs, attorney's fees and obligations on account of or arising out of any injuries or losses, however occurring, arising from any act or omission of the Lessee and as contemplated by this Section 9.6. In the event of the failure of the Lessee to so defend, Lessor may, at the cost and expense of Lessee, and upon prior twenty (20) days written notice to Lessee, defend any and all suits or actions for which Lessor is named and Lessee has liability as contemplated in this Section 9.6, and Lessee will satisfy and pay any and all judgments that may be recovered against Lessor in such actions as contemplated herein.

     10. Maintenance and Repair.

         10.1 Lessee accepts the Leased Premises in its present as-is condition as of the date hereof, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any warranty or representation of any kind, either express or implied, as to the condition of the Leased Premises or the suitability of the Leased Premises for Lessee's intended use. The taking of possession of the Leased Premises by Lessee shall be conclusive evidence, as against Lessee, that Lessee accepts the Leased Premises, and that the Leased Premises were in good and satisfactory condition at the time such possession was so taken.

         10.2 Lessor shall not be required to make any improvements, replace-ments or repairs of any kind or character to the Leased Premises during the Lease Term, except as set forth in this Section 10. Lessor, at its own expense, shall be responsible for the good condition and for all maintenance and repair of the exterior structure and foundation of the Leased Premises, including but not limited to landscaping, paving and structural components (excluding windows, window glass, plate glass, and doors and surface of walls), so that the same shall be kept in good and substantial repair and condition, but exclusive of the roof, which shall be the responsibility of the Lessee. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and the Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease. Nothing contained herein shall entitle Lessee to make any repairs, alterations or additions to the Leased Premises at Lessor's expense, or to terminate the Lease based on the physical conditions of the Leased Premises.

         10.3 Lessee shall be responsible for, at its sole cost and expense, the maintenance, repair and replacement of all parts of the Leased Premises, including, but not limited to, heating, ventilating, air conditioning, plumbing, security and electrical systems of and servicing the Leased Premises, down spouts, fire sprinkler systems, dock bumpers, lawn main-tenance, pest control and extermination, removal of trash and garbage, janitorial services and cleaning the parking lot, and all utility charges for the Leased Premises. Lessee shall be responsible, at its sole expense, to keep, repair and maintain all other portions of the Leased Premises, other than the exterior structure and foundation, in good and sanitary order, condition and repair, reasonable wear and tear and damage by accidental fire or other casualty excepted. Lessee shall repair and pay for any damage caused by an act or omission of Lessee or Lessee's agents, employees, invitees, licensees or visitors. If Lessee fails to make the repairs or replacements promptly as required herein, Lessor may, at its option, make the repairs and replacements, and the costs of such repairs and replacements shall be charged to the Lessee as additional rent, and shall become due and payable by Lessee within 10 days from receipt of Lessor's invoice.

     10.4 Lessor agrees to cause to have furnished to the Leased Premises gas, water, electricity and other utilities suitable for the intended use for light manufacturing, general offices, and warehousing, provided that Lessor shall not be responsible for any interruption of such services caused by any utility company or governmental regulatory agency supplying the same, or any events beyond its control.

     10.5 No waste, damage or injury to the Leased Premises shall be committed, and at the end of the Lease Term, the Leased Premises shall be restored to the same condition in which it was at the commencement of the Lease Term, and the cost of said restoration shall be paid by Lessee, which cost shall be treated as additional rent due and owing under the terms of this Lease. This Section
10.5 is subject to the exceptions of ordinary wear and tear, and unavoidable damage by fire, elements, casualty, or other cause or happening not due to Lessee's negligence.

     10.6 All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address in the preamble, and delivered pursuant to Section 23. Lessor shall have a reasonable time, but in no event more than 60 days, to begin such repairs or maintenance, and shall have a reasonable time within which to perform such repairs or maintenance after they have begun.

     11. Inspection. With reasonable notice to Lessee, except in bona fide emergencies, Lessor or its authorized agents shall at any and all reasonable times have the right to enter the Leased Premises to inspect the same, conduct tests, environmental audits, or other procedures to determine Lessee's compliance with the terms; to supply any service to be provided by Lessor, to show the Leased Premises to prospective purchasers, lessees or mortgagees; to alter, improve or repair the Leased Premises or for any other purpose Lessor deems necessary. LESSEE HEREBY WAIVES ANY CLAIM FOR DAMAGES FOR INJURY OR INCONVENIENCE TO OR INTERFERENCE WITH LESSEE'S BUSINESS, ANY LOSS OF OCCUPANCY OR USE OF THE LEASED PREMISES, AND ANY OTHER LOSS OCCASIONED THEREBY, INCLUDING CLAIMS RESULTING FROM THE NEGLIGENCE OF LESSOR. Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises. Lessee shall not change Lessor's lock system, or in any other manner prohibit Lessor from entering the Leased Premises. Lessor shall have the right to use any and all means which Lessor may deem proper to open any door in an emergency without liability therefor. During the final one hundred fifty days of the Lease Term, Lessor or its authorized agents shall have the right to erect or maintain on or about the Leased Premises customary signs advertising the Leased Premises for lease or sale.

     12. Signs. Lessee shall have the right to place such business signs, whether electric or other artistic signs, upon or within the Leased Premises, provided, however, that the Lessee shall comply in all respects with any governmental agency orders, regulations or ordinances with respect to the placement of all of said signs. At the termination of the Lease, Lessee shall, at its sole cost and expense, remove all such signs, and repair any damage to the Leased Premises as a result of such removal.

     13. Subleasing and Assignment.

         13.1 The Lessee shall not assign this Lease, nor sublet the Leased Premises or any part thereof, nor permit anyone other than Lessee to occupy the Leased Premises or any part thereof, except with the prior written approval of the Lessor. Lessee may sublet all or a portion of the Leased Premises to a wholly-owned subsidiary or division of the Lessee. In the event of any assignment or subletting, or other occupancy through and by the Lessee, then Lessee shall remain liable to the Lessor for the performance of all obligations imposed on Lessee hereunder.

     13.2 Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Leased Premises. Any such sale, transfer or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

     14. Casualty.

         14.1 If the Leased Premises are damaged by fire, earthquake, or other casualty other than caused by the acts or omissions of the Lessee or Lessee's employees, agents, invitees or customers, to the extent that the ordinary business of the Lessee cannot reasonably be conducted therein, and if such damage cannot be or is not, within reasonable diligence, repaired by the Lessor within ninety (90) days from the happening of the injury, then either Lessor or Lessee shall have the option of terminating this Lease by written notice delivered to the other party within thirty (30) days following the happening of said injury. If either Lessor or Lessee elects to terminate this Lease as aforesaid, Lessee shall immediately vacate and surrender possession of the Leased Premises to Lessor; provided, however, that if the Lessor elects to terminate the Lease and damage to the Leased Premises is not in excess of twenty-five (25%) percent, Lessee has the option to make repairs and deduct costs of such repairs from rental payments, or otherwise be reimbursed by the Lessor for such repairs, and Lessee shall not have to vacate the Leased Premises. If neither Lessee nor Lessor elects to terminate this Lease, or if the Leased Premises are not damaged to the extent that the damage unreasonably interferes with the conduct of the Lessee's ordinary business, Lessor shall proceed with said repairs with all reasonable diligence.

         14.2 If the damage and repairs to the Leased Premises do not unrea-sonably interfere with the business being conducted by the Lessee, there shall be no reduction in rent. In all other events, the rent shall be proportion-ately abated to the degree that Lessee's use of the Leased Premises is impaired by the damages to the Leased Premises. Should the damage to the Leased Premises be so extensive as to render the Leased Premises untenable, and both parties elect not to terminate the Lease, then rent payments hereunder shall cease until the Leased Premises shall be repaired by the Lessor.

         14.3 Nothing in this Lease shall make Lessor liable to repair or rebuild Lessee's furniture, fixtures or personal property, nor shall Lessor be liable for any compensation or damage by reason of such interruption of Lessee's business through any such casualty, destruction or damage, or arising from the necessity of repairing any portion of the Leased Premises affected by such damage.

         14.4 Proceeds from insurance on the Leased Premises and for improve-ments and betterments in the Leased Premises shall be paid to the Lessor upon the occurrence of any loss for repair of the Leased Premises, or if this Lease is terminated in accordance with the terms of this Section 14, shall be used for whatever purpose the Lessor shall determine, except that if the damage to the Leased Premises is not in excess of twenty-five (25%) percent, and the Lessee elects to make the repairs, the insurance proceeds attributable to those repairs shall be paid to the Lessee. No losses shall be adjusted without the approval of Lessor.

         14.5 If the destruction or casualty was caused by an act or omission of the Lessee, its employees, agents or invitees, Lessee shall pay to the Lessor the difference between the actual cost of rebuilding or repairing the Leased Premises and any insurance proceeds received by the Lessor.

     15. Condemnation. If any part of the Leased Premises should be taken or condemned for a public or quasi-public use under any governmental laws, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof (collectively "Condemnation"), and a part thereof remains which is susceptible for the use intended hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay, for the remainder of the Lease Term, only such portion of such rent as the value of the part remaining after the Condemnation bears to the value of the entire Leased Premises at the date of Condemnation. If all the Leased Premises, or such part thereof, be taken or Condemned so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. Whether or not a portion of the Leased Premises is susceptible for the use intended shall be determined by arbitration if the
parties cannot otherwise agree on said portion.   If a part or all of the
Leased Premises be taken or Condemned, all compensation awarded upon such Condemnation or taking shall go to the Lessor and the Lessee shall have no claim thereto.

     16. Ingress and Egress. The Lessee, its agents, employees, invitees and customers shall have the rights of ingress and egress to and from the Leased Premises, including but not limited to ingress and egress over the streets, alley, sidewalks, driveways or public ways adjoining or common areas within the Leased Premises.

     17. Default by Lessee.

         17.1 The following shall be deemed to be events of default by Lessee under this Lease:

              (a) Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease;

              (b) Lessee shall abandon any substantial portion of the Leased Premises;

              (c) Lessee shall fail to comply with any term provision or covenant of this Lease, other than the payment of rent;

              (d) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law, or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or

              (e) Lessee shall do or permit to be done any act which results in a lien being filed against the Leased Premises.

         17.2 Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand.

              (1) Without declaring the Lease terminated, Lessor may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Lessee, and receive the rent directly by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Lessee agrees to reimburse

Lessor for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, remodeling and repair costs.

              (2) Without declaring the Lease terminated, Lessor may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Lease caused by the negli-gence of Lessor or otherwise.

              (3) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the Leased premises to Lessor, and if Lessee fails to surrender the Leased Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Leasee and any other person who may be occupying all or any part of the Leased Premises, without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this Section, including without limitation, loss and damage due to failure of Lessee to maintain and/or repair the Leased Premises as required hereunder and/or due to the inability to relet the Leased Premises on satisfactory terms or otherwise. In addition, upon termination the Lessor may collect from Lessee the value of all future rentals required to be paid under this Lease from the date lessor terminates the Lease until the original termination date, discounted to present value using a discount rate of six (6%) percent, less the reasonable market value of the Leased Premises in the specific area in which the Leased Premises are located on the date of termination. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other act or omission of Lessor shall be construed as a termination of this Lease.

              (4) in the event that Lessor exercises its remedy to lock out Lessee in accordance with any provision of this Lease, Lessee agrees that no notice shall be required to be posted by Lessor on any door to the Leased Premises (or elsewhere) disclosing the reason for such action, or any other information, and Lessor shall not be obligated to provide a key to the changed lock to Lessee unless Lessee shall have first:

                  (i) brought current all payments due to Lessor under the Lease (unless Lessor has permanently repossessed the Leased Premises or terminated this Lease, in which event payment of all past due amounts shall not obligate Lessor to provide a key);

                  (ii) fully cured and remedied to Lessor's satisfaction all other defaults of Lessee under this Lease (unless Lessee has abandoned or vacated the Leased Premises, in which event Lessor shall not be obligated to provide the new key to Lessee under any circumstances), and;

                  (iii) provided Lessor with additional security deposit and assurances satisfactory to Lessor that Lessee intends to and is able to meet and comply with its future obligations under this Lease, both monetary and nonmonetary. Lessor may, upon written request by Lessee, at Lessor's convenience and upon Lessee's execution and delivery of such waivers and indemnifications as Lessor may require, at Lessor's option, either:

                        (a) escort Lessee or its specifically authorized employees or agents to the Leased Premises to retrieve personal belongings of Lessee's employees and property of Lessee that is not subject to a security interest provided in this Lease, or

                        (b) obtain from Lessee a list of such property and arrange for such items to be removed from the Leased Premises and make avail-able to Lessee at such place at such time as Lessor may designate, provided, however, that if Lessor elects option (b), then Lessee shall be required to pay in cash in advance to Lessor the estimated cost that Lessor may incur upon moving and storage charges theretofore incurred by Lessor with respect to such property. THE PROVISIONS OF THIS ARTICLE ARE INTENDED TO OVERRIDE AND SUPERSEDE ANY CONFLICTING PROVISIONS OF THE FLORIDA PROPERTY CODE AND ANY AMENDMENTS OR SUCCESSOR STATUTES THERETO, AND OF ANY OTHER LAW, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW.

              (5) In the event Lessor exercises any of its rights provided herein and Lessee subsequently cures such default, Lessor shall be entitled to receive a service charge of $500.00 from the Lessee for its time and expense, in addition to any other amounts owed hereunder, prior to allowing the Lessee to reenter and reoccupy the Leased Premises.

     18. Lessor's Liability. If Lessor shall be in default under this Lease, and if as a consequence of such default, Lessee shall receive a money judgment against Lessor, such judgment shall be satisfied only out of the right, title and interest of Lessor in the Leased Premises, as the same may then be encumbered, and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor, nor any person or entity comprising Lessor, other than its contract in the Leased Premises as herein expressly provided.

     19. Remedies Cumulative - Waiver Not To Be Inferred.

         19.1 No remedy herein or otherwise conferred upon or reserved to the Lessor or Lessee shall be considered exclusive of any other remedy, but the same shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute; and every power and remedy given by this Lease to the Lessor or the Lessee may be exercised from time to time and as often as occasion may arise or as may be deemed expedient.

         19.2 No waiver of any breach of any of the covenants of this Lease or of any event of default shall be construed, taken or held to be a waiver of any other breach or event of default, or waiver of, acquiescence in, or consent to any further or succeeding breach of the same covenant or event of default.

         19.3 Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under the Lease.

     20. Quiet Enjoyment. Lessor warrants that the Lessee, upon payment of the rents herein reserved and upon the performance of all the terms of this Lease, shall at all times during the Lease Term, quietly and peaceably have, hold, occupy, enjoy and use the Leased Premises without interruption by or disturbance from Lessor.

     21. Surrender of Premises Upon Expiration of Term. Upon the expiration of the Lease Term, or its earlier termination in accordance with the terms and conditions hereof, and subject to Sections 8 and 10.5, the Lessee will forthwith surrender and deliver the said Leased Premises to the Lessor in good order, reasonable use, ordinary decay, wear and tear, and damage by fire or other unavoidable casualty excepted.

     22. Subordination.

         22.1 The rights and interests of Lessee under this Lease shall be subject and subordinate to any mortgage that may be placed upon the Leased Premises, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Whether this Lease is dated prior to or subsequent to the date of said mortgage, Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails to do so within ten (10) days after demand in writing, Lessee does hereby make, constitute and irrevocably appoint Lessor as its attorney-in-fact and in its name, place and stead to do so. If the interest of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Leased Premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the Lease Term remaining, including any extensions, with the same force and effect as if the Purchaser were the Lessor under this Lease, and, if required by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor.

         22.2 Lessee agrees to furnish, from time to time, within five days after receipt of a request from Lessor, Lessor's mortgagee, or any potential purchaser of the Leased Premises, a statement certifying, if applicable, the following: Lessee is in possession of the Leased Premises; the Leased
Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month, and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matter as may be reasonably required by Lessor or Lessor's mortgagee or any potential purchaser. Lessee's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease, and that Lessor has not received more than one month's rent in advance. Any notice and cure provisions set forth in any other part of this Lease shall not apply to a default of this Section 22.2.

     23. Notice. In every case where, under any of the provisions of this Lease, or in the opinion of either the Lessor or Lessee, or otherwise, it shall or may become necessary or desirable to make, give, serve or deliver any declaration, demand or notice of any kind or character, or for any purpose whatsoever, it shall be sufficient to send or cause to be sent a copy of any such declaration, demand or notice by United States registered or certified mail, return receipt requested, postage prepaid, properly addressed to the Lessor at 2337 West 76th Street, Hialeah, Florida 33016, and to the Lessee at 2230 West 77th Street, Hialeah, Florida 33016, or at such other address as either party may hereafter furnish to the other party, in writing, for the declared and express purpose of receiving notices. In no event shall notice by facsimile transmission be proper notice under the terms of this Lease.

     24. Amendment. No provision of this Lease may be amended or added to except by an agreement in writing, signed by the parties or their respective successors in interest.

     25. Binding on Successors. This Lease shall be binding upon the Lessor and Lessee and their respective assigns, successors, heirs, administrators, legal or personal representatives, or executors, as the case may be. It is hereby consented and agreed should Lessor's interest in the Leased Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease shall nevertheless remain uninterrupted and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

     26. Holding Over. In the event that Lessee does not vacate the Leased Premises upon the expiration or termination of this Lease, Lessee shall be a tenant at will for the holdover period, and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as base rental for the period of such holdover an amount equal to one and one-half times the base rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease.
Lessee agrees to vacate and deliver the Leased Premises to Lessor immediately upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the holdover period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor, and notwithstanding receipt by Lessee of an invoice from Lessor for holdover rent, shall operate to extend the Lease Term.

     27. Miscellaneous.

         27.1 This Lease shall be governed by and construed pursuant to the laws of the State of Florida.

         27.2 Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of G-d, force majeure, or by Lessee.

         27.3 In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due, or recovery of the possession of the Leased Premises, Lessee agrees to pay Lessor's costs of collection, including reasonable attorneys' fees for the services of the attorney, whether suit is actually filed or not.

         27.4 The captions appearing in this Lease are inserted only as a matter of convenience, and in no way define, limit, construe or describe the scope or intent of any section.

         27.5 If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corpora-tion, that Lessee is qualified to do business in the state in which the Leased Premises are located, that the corporation has full right and authority to enter into this lease, and that each person signing on behalf of the corporation is authorized to do so.

         27.6 If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby, and shall be enforced to the greatest extent permitted by law.

         27.7 Lessee shall not record this Lease without the prior written consent of Lessor.

         27.8 This Lease may be executed in two or more counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

         27.9 It is expressly agreed by Lessee, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties, that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                                       MEDICORE, INC., Lessor

                                          /s/ Thomas K. Langbein

                                       By:----------------------------------
                                          THOMAS K. LANGBEIN, President


                                       TECHDYNE, INC., Lessee

                                          /s/ Barry Pardon

                                       By:----------------------------------
                                          BARRY PARDON, President

                                       State of Florida, County of Miami - Dade

                                       The foregoing instrument was
                                       acknowledged before me this 29th day
                                       of August, 2000, by Barry Pardon,
                                       personally known.

                                       /s/ Roxana L. Alvarez
                                       ---------------------------------------
                                       MY COMMISSION #CC939315 EXPIRES
                                       August 14, 2004
                                       BONDED THRU TROY FAIN INSURANCE, INC.